Exhibit 10.1

AMENDMENT TO JUDGMENT SETTLEMENT AGREEMENT

This Amendment to Judgment Settlement Agreement (this “Amendment”) is entered into as of February 5, 2019 (the “Effective Date”), by and between John M. Fife, an individual (“Lender”), and MPhase Technologies, Inc., a New Jersey corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Settlement Agreement (as defined below).

A.                Borrower previously sold and issued to St. George Investments LLC, a Utah limited liability company (formerly known as St George Investments LLC, an Illinois limited liability company) (“SGI”), that certain Convertible Note dated September 13, 2011 in the original principal amount of $357,500.00 (subject to an increase to up to $557,500 upon the occurrence of certain events) (the “Note”) pursuant to that certain Securities Purchase Agreement dated September 13, 2011 by and between SGI and Borrower (the “Purchase Agreement,” and together with the Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B.                 Effective as of October 17, 2011, SGI assigned the Note and its rights under all other Transaction Documents to Lender pursuant to a certain Assignment of Convertible Note (the “Assignment”).

C.                 Following the Assignment, Lender and Borrower entered into a certain Standstill and Restructuring Agreement (the “Standstill Agreement”) pursuant to which Lender agreed to not convert a certain portion of the outstanding balance of the Note into shares of Borrower’s Common Stock in exchange for certain payments from Borrower.

D.                Borrower did not make such payments and Lender ultimately filed a lawsuit against Borrower in the Eastern Division of the Northern District of Illinois in the United States District Court, Case No. 12-cv-9647 (the “Lawsuit”).

E.                 On December 15, 2014, Lender was granted summary judgment in the Lawsuit and on January 28, 2015 a judgment was entered against Borrower (the “Judgment”).

F.                  Lender agreed to refrain and temporarily forbear from exercising and enforcing certain remedies against Borrower with respect to the Judgment and to settle the Judgment pursuant to the terms and conditions of a certain Judgment Settlement Agreement dated December 10, 2018 entered into between Lender and Borrower (as amended, the “Settlement Agreement”).

G.                Borrower has requested that Lender alter the terms of the payment schedule set forth in the Settlement Agreement (the “Revised Payment Schedule”).

H.                Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Settlement Agreement to reflect the Revised Payment Schedule.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.       Revised Payment Schedule. Section 3 of the Settlement Agreement is deleted in its entirety and replaced with the following:

“Settlement Payments. Borrower and Lender agree that Borrower may satisfy the Judgment in full by making cash payments (the aggregate of the cash payments payable to Lender under this Section 3 that are necessary to satisfy the Judgment, the “Settlement Amount”) to Lender in an amount equal to either (a) $270,000.00, provided such amount is received by Lender on or before February 15, 2019, or (b) (i) $375,000.00, which amount, if Borrower elects this option, shall be payable as follows: (1) Borrower shall make a payment to Lender in the amount of $15,000.00 on or before February 15, 2019, and (2) Borrower shall continue making payments of $15,000.00 each month (each, an “Installment Payment”), with the first such Installment Payment being due and payable on March 15, 2019 and with each additional Installment Payment being due and payable to Lender on or before the same day of each month thereafter until February 15, 2020, when Borrower shall pay to Lender the entire unpaid portion of the Settlement Amount (which would be equal to $195,000.00 if Borrower elects this option and pays each required Installment Payment prior to such date). Each payment made pursuant to this Section 3 shall be made by Borrower to Lender via wire transfer of immediately available funds.”

3.       Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

(b) There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the Effective Date which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Settlement Agreement.

(d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Settlement Agreement. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e) Borrower represents and warrants that as of the Effective Date, no breaches exist under the Settlement Agreement or have occurred prior to the Effective Date.

4.       Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with any amendment to the Settlement Agreement granted herein.

5.       Other Terms Unchanged. The Settlement Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties thereto, and is in all respects agreed to, ratified, and confirmed. Any reference to the Settlement Agreement after the Effective Date is deemed to be a reference to the Settlement Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Settlement Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Settlement Agreement, as in effect prior to the Effective Date. To avoid all doubt, this Amendment shall be governed by the miscellaneous provisions set forth in Sections 8 through 18 of the Settlement Agreement.

6.       No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment, the Settlement Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment and the Settlement Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment and in the Settlement Agreement.

7.       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8.       Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

BORROWER:

MPHASE TECHNOLOGIES, INC.

By:
Name:
Title:

LENDER:

John M. Fife, an individual

[Signature page to Amendment to Judgment Settlement Agreement]